FOR IMMEDIATE RELEASE

Breezeplay, LLC Retains Chanticleer Holdings, Inc.
as Business Advisor

CHARLOTTE, N.C. – March 27, 2009-- Chanticleer Holdings, Inc. (OTCBB: CEEH.OB) today announced that the Company has entered into a Business Consulting Agreement with Charlotte based, BreezePlay, LLC, a green technology company. Chanticleer will leverage its strong relationships in the restaurant and financial industry to assist BreezePlay in gaining further market acceptance for its EnviroScape Energy Management and Control savings solution.

In exchange for a 2.5% equity stake in BreezePlay, Chanticleer Holdings has agreed to assist BreezePlay in executing its business plan, including providing guidance to improve BreezePlay’s capital raising initiatives and sales efforts for a period of one year. Specifically, Chanticleer will introduce BreezePlay to restaurant operators for commercial application, assist in the development of a board of directors, and provide introductions to potential institutional and high net worth investors. Additionally, Chanticleer will receive a commission based on any sales from their business development activities.

BreezePlay’s EnviroScape Energy Management and Control system represents the next generation in climate control and resource management. The technology facilitates real-time, remote climate control via touch panels and/or the internet, removing this responsibility from on-site staff. Additionally, the technology enables real-time electricity measurement at individual sites, or across multiple locations, making it an ideal solution for restaurant owners who manage multiple locations. Currently, the EnviroScape Energy Management and Control system technology is being utilized in Applebee’s, Arby’s, Burger King, Church’s Chicken, Dunkin’ Donuts, KFC, and Pizza Hut, among other Franchises.

Michael Pruitt, chief executive officer of Chanticleer, said, “In 2009, we have been focusing on expanding our advisory services business looking to advise forward-looking companies with upside potential. With the EnviroScape Energy Management and Control system from BreezePlay, restaurant owners can reduce their energy costs approximately 10%, while at the same time helping to protect the environment. We are excited to begin assisting BreezePlay capture additional market share by leveraging our existing business relationships.”

About Chanticleer Holdings, Inc.

Chanticleer Holdings, Inc. is a publicly traded holding company that is headquartered in Charlotte, NC.  It operates two wholly-owned operating subsidiaries: Chanticleer Advisors, an investment manager; and Avenel Ventures, a consulting firm.  Additionally, the company owns several minority investments in private companies, including an interest in a convertible note into Hooters of America, Inc.  Chanticleer Holdings, Inc. was formed in 2005 as a business development company. In 2008 our shareholders elected to convert to an operating holding company. For further information, please visit www.chanticleerholdings.com.

About BreezePlay, LLC

BreezePlay develops innovative ways to leverage technology for the purpose of making homes and businesses more convenient and energy efficient. With unique products and services, BreezePlay customers can affect energy conservation with energy conservation and reporting tools that provide awareness, automation, and access. For further information, please visit www.breezeplay.com.

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statement of historical fact (including statements containing the words "believes," "plans," "anticipate," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

CONTACTS:

For BreezePlay, LLC

Glenn Barrett, President
(704) 749.3971

Bob Gary, Sr. VP Business Development
(678) 360.3421

For Chanticleer Holdings, Inc.

Mike Pruitt, CEO
(704) 366.5122

Investor Relations - ZA Consulting, Inc.
(212) 505.5976